UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 13, 2006

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Reference is made to the Credit Agreement, dated as of July 31, 2006, among BEA Systems, Inc. (“the Company”), JPMorgan Chase Bank, National Association, as Administrative Agent, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., Comerica Bank and Deutsche Bank AG New York Branch, as Co-Documentation Agents, and the lenders party thereto from time to time (the “Credit Agreement”). On September 11, 2006, the Company provided notice to the Administrative Agent and the lenders party to the Credit Agreement that a default had occurred because the Company had not timely furnished pursuant to Section 5.01(b) of the Credit Agreement to the Administrative Agent and each lender the certified financial statements for its fiscal quarter ended July 31, 2006 or the related certificate required by Section 5.01(c). Under the Credit Agreement, if the Company were to receive a notice of default from the Administrative Agent with respect to such default, the Company would have 30 days from the date it receives the notice to cure such default, and if the default were not cured by that date, the Administrative Agent and the lenders may terminate the commitments to lend and declare the outstanding borrowings under the Credit Agreement to be immediately due and payable. The Company has not received such a notice from the Administrative Agent. The Company is in discussions with the Administrative Agent regarding obtaining a waiver of this default. The Company currently has $215 million in borrowings outstanding under the Credit Agreement.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 13, 2006, BEA Systems, Inc. received a Staff Determination letter from The Nasdaq Stock Market stating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) and, therefore, its common stock is subject to delisting. As anticipated, the letter was issued in accordance with Nasdaq procedures due to the delayed filing of the Company’s Form 10-Q for the second quarter ended July 31, 2006. The Company will request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the Panel, BEA shares will remain listed on the Nasdaq Stock Market.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger Executive Vice President and Chief Financial Officer

Date: September 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 15, 2006.